UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2011

AZAZ CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54109	27-2754169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Center Ave. Ste. 202 Bay City, MI	48708

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (989) 391-5173

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of                                   Principal Officers

On April 11, 2011, Mr. Nitin Amersey resigned from his position as Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer of Azaz Capital Corp. (the “Company”), which resignation was effective on that date.  Mr. Amersey’s resignation was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or practices. Mr. Amersey will continue to serve as a Director of the Company.

Concurrently with Mr. Amersey’s resignation, on April 11, 2011, the Company appointed Mr. Robert Weber, a current Director of the Company, to serve as the Company’s Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer, until his successor is duly elected and qualified.  The disclosure required herein by Item 401(e) of Regulation S-K is included in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on April 8, 2011 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Azaz Capital Corp.
(Registrant)

Date: April 14, 2011	By:	/S/ Robert Weber
Robert Weber President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director